12 December 1997


Mr. Robert Boyd, Vice President
Xiox Corporation
150 Dow Street
Manchester, New Hampshire 03101


Dear Bob,

         We have finally been able to have the space Xiox is leasing reviewed by our surveyor. She has advised me that, rather than the 19,737 square feet we used in the lease, the correct figure is 19,069 square feet, a reduction of 668 square feet. During the first two years of the Lease, that works out to a reduction of $3,173.00 per year. The amount is slightly higher each subsequent year, depending on the inflation of the Index.

         Assuming you agree with the square footage revision, and with the recalculated table of rents below, please sign where indicated at the end of this letter, denoting Xiox's acknowledgment of and agreement to this letter acting as an amendment to the Lease, dated 18 November 1997, between our companies. Please also initial the bottom of this page.

         Other than changing the square footage leased in Paragraph 1. of the Lease, replacing the amounts of the rent required to be paid under Paragraph 3. of the Lease, reducing the deposit required by Paragraph 6. of the Lease to a total of $15,096.31, of which $2,564.06 is acknowledged to be already on deposit, and adjusting the percentage of the building occupied according to Paragraphs 9. and 10. of the Lease to 5.9%, all other terms and conditions of the Lease shall remain in effect.

Initial Lease Term:                         Annual                     Monthly
                                            ------                     -------
         02/01/98 - 01/31/99         $90,577.75                      $7,548.15
         02/01/99 - 01/31/2000        90,577.75                       7,548.15
         02/01/2000 - 01/31/01        90,577.75 plus COL adjustment.
         02/01/01 - 01/31/02          90,577.75 plus COL adjustment.
         02/01/02 - 01/31/03          90,577.75 plus COL adjustment.
         02/01/03 - 01/31/04          90,577.75 plus COL adjustment.
         02/01/04 - 01/31/05          90,577.75 plus COL adjustment.



             XIOX______                                      ODC______

Mr. Robert Boyd             12 December 1997           Page Two




Optional Lease Term:                        Annual                     Monthly
                                            ------                     -------

         02/01/05 - 01/31/06         76,276.00 plus COL adjustment.
         02/01/06 - 01/31/07         76,276.00 plus COL adjustment.
         02/01/07 - 01/31/08         76,276.00 plus COL adjustment.
         02/01/08 - 01/31/09         76,276.00 plus COL adjustment.
         02/01/09 - 01/31/10         76,276.00 plus COL adjustment.
         02/01/10 - 01/31/11         76,276.00 plus COL adjustment.
         02/01/11 - 01/31/12         76,276.00 plus COL adjustment.



                                                     Sincerely yours,


                                                     Ralph P. Sidore
                                                     Property Manager




For Xiox Corporation:

Acknowledged and Agreed:


--------------------------------
Robert Boyd, Vice President                          Date

                                 LEASE AGREEMENT







LESSOR:  ONE DOW COURT, INC.



LESSEE:  XIOX CORPORATION



LOCATION:  19,737 SQUARE FEET, FIFTH FLOOR
                  15O DOW STREET,   MANCHESTER,  NEW HAMPSHIRE  03101


                                                      TABLE OF CONTENTS
Paragraph # and Title Page #
---------------------------
1.     DESCRIPTION OF LEASED PREMISES.......................................................................................    1

2.    TERM..................................................................................................................    1

3.    RENT..................................................................................................................    2

4.    OPTION TO RENEW ......................................................................................................    6

5.    CONSTRUCTION .........................................................................................................    6

6.    SECURITY DEPOSIT .....................................................................................................    8

7.    REAL ESTATE TAXES ....................................................................................................    8

8.    TAX INCREASES ........................................................................................................    8

9.    HEAT AND INSURANCE ...................................................................................................    9

10.   WATER ................................................................................................................   10

11.   ELECTRICITY ..........................................................................................................   10

12.   USE OF PREMISES ......................................................................................................   10

13.   CONDITION OF PREMISES ................................................................................................   13

14.   REPAIRS ..............................................................................................................   13

15.   FIXTURES AND IMPROVEMENTS ............................................................................................   14

16.   MECHANICS' LIENS .....................................................................................................   14

17.   ALTERATIONS AND IMPROVEMENTS .........................................................................................   15

18.   RISK OF LOSS .........................................................................................................   15

19.   INDEMNITY ............................................................................................................   15

20.   DAMAGE OR DESTRUCTION ................................................................................................   15


                                                      28

21.   CONDEMNATION .........................................................................................................   16

22.   INSURANCE ............................................................................................................   17

23.   ADDITIONAL INSURANCE .................................................................................................   17

24.   INSURANCE RIGHTS .....................................................................................................   17

25.   SUBLETTING AND ASSIGNMENT ............................................................................................   18

26.   PARKING ..............................................................................................................   18

27.   SUBORDINATION ........................................................................................................   19

28.   QUIET POSSESSION .....................................................................................................   19

29.   ENTRY, INSPECTION AND MAINTENANCE ....................................................................................   19

30.   AUTHORITY TO LEASE ...................................................................................................   20

31.   DEFAULT ..............................................................................................................   20

32.   INTEREST ON OVERDUE RENTAL PAYMENT ...................................................................................   21

33.   REMEDIES .............................................................................................................   21

34.   REDELIVERY OF PREMISES ...............................................................................................   22

35.   HOLDOVER .............................................................................................................   22

36.   WAIVER ...............................................................................................................   23

37.   NOTICE ...............................................................................................................   23

38.   SUCCESSORS AND ASSIGNS ...............................................................................................   23

39.   BROKERAGE COMMISSION .................................................................................................   24

40.   INVALIDITY OF PARTICULAR PROVISIONS ..................................................................................   24

41.   APPLICABLE LAW .......................................................................................................   24

42.   MARGINAL HEADINGS ....................................................................................................   25

43.   MISCELLANEOUS ........................................................................................................   25


                                      LEASE




THIS LEASE is entered into this 18th day of November, 1997 by and between ONE DOW COURT, INC., a New Hampshire corporation with an address of 160 Dow Street, Manchester, New Hampshire 03101 (hereinafter called "LESSOR"), and XIOX CORPORATION, a California corporation with an address of 577 Airport Boulevard, Suite 700, Burlingame, California 94010, (hereinafter called "LESSEE").

1. DESCRIPTION OF LEASED PREMISES. The Leased Premises shall mean approximately nineteen thousand seven hundred thirty seven (19,737) square feet of floor space, identified as Space # 521A, on the fifth (5th) floor of the building known and numbered as 150 Dow Street, Manchester, New Hampshire (the "Building"), as more fully described (and outlined in red) on the plans attached hereto as Exhibit A. The Building contains approximately 325,000 square feet of floor space.

2.   TERM.

     a. The term of this Lease shall be for seven (7) years beginning 1 February 1998 and ending 31 January 2005. The Commencement Date of this Lease is 1 February 1998. LESSEE may occupy the Leased Premises earlier if LESSOR's work has been substantially completed and the Manchester Building Department has approved or indicated approval for such work to the extent applicable under existing code enforcement procedures, and provided that the first month's rent has been paid.

     b. As of the Commencement Date of this Lease, it is specifically agreed that the prior Lease agreement, between LESSEE and LESSOR, dated 21 September 1992, as amended by LESSEE's exercise of the Right of First Refusal for additional space which took effect on 16 April 1995, both of which were extended for a new five (5) year term by a letter from LESSEE to LESSOR dated 1 July 1997, is hereby terminated by mutual agreement.

     c. In the event that LESSEE is unable to take possession of the Demised Premises, as discussed in Paragraph 5.c. below, LESSEE is entitled to remain in possession of the Leased Premises in which it is currently located as a result of the previous Lease discussed in Paragraph 2.b. above. If such an event occurs, all terms and conditions of the previous Lease shall remain in effect, with the exception of those requiring the payment of rent, until LESSEE's entitlement to those Leased Premises is terminated. LESSEE's entitlement to those Leased Premises shall terminate ten (10) days after the Manchester Building Department has approved or indicated approval for such work to the extent applicable under existing code enforcement procedures. In addition, if LESSEE is unable to take possession of the Demised Premises on or before the indicated Commencement Date of this Lease in Paragraph 2.a. above, the Commencement Date shall change to the tenth
          (10th) day after the Manchester Building Department has approved or indicated approval for such work to the extent applicable under existing code enforcement procedures.

3.   RENT.

     a. Rent is payable on the first of the month, according to the schedule specified in Paragraph 3.c. below.

     b. Cost of Living adjustments shall be determined by multiplying the annual rental for the indicated base period by a fraction, the numerator of which shall be the difference between the Index of the "Consumer Price Index" for "Urban Wage Earners and Clerical Workers, Boston, Mass." for November, 1998, and the Index for the month of November immediately preceding the lease year for which the adjustment is applicable; and the denominator of which shall be the Index for November, 1998. The result of this calculation shall be added to the rental amount specified for the prior year in Paragraph 3.c. below in order to determine the correct rent for the indicated year. (As an example of the above, if the index for November, 1998 is 150.0, and the Index for November, 1999 is 156.0, then the difference between them is 6.0, which is the numerator of the fraction discussed above. The denominator of the fraction is, throughout the Lease contract, the November, 1998 Index, which, in this example, is set at 150.0. In this example only, the fraction divides out to create a 4% (.04) increase in the rent for the Lease year beginning 1 February 2000. The 4% (.04) increase would be multiplied by $93,750.75 to create an increase of $3,750.03 for Lease Year #3. This would create annual rent of $97,500.78 and monthly rent of $8,125.07 during the Lease year beginning 1 February 2000.)

     c. LESSEE shall pay, without set-off or deductions, as minimum rent for the premises, at such place as LESSOR may direct, the following annual and monthly charges:

                                                      12-Month         Monthly
     Lease Year/Dates                                Annual Rate        Rent
     ----------------                                -----------        ----

     #1  02/01/98-01/31/99                           $93,750.75      $7,812.56

     #2  02/01/99-01/31/2000                         $93,750.75      $7,812.56

     #3  02/01/2000-01/31/01        At an  Annual  Rate  of  $93,750.75  plus  a
                                    cost-of-living    adjustment   obtained   by
                                    multiplying $93,750.75 by the Cost of Living
                                    Adjustment set forth above. In no event shall the Annual Rate for Lease Year #3 be less than the annual rate for Lease Year #2.

     #4  02/01/01-01/31/02          At an  Annual  Rate  of  $93,750.75  plus  a
                                    cost-of-living    adjustment   obtained   by
                                    multiplying $93,750.75 by the Cost of Living
                                    Adjustment set forth above. In no event shall the Annual Rate for Lease Year #4 be less than the annual rate for Lease Year #3.

     #5  02/01/02-01/31/03          At an  Annual  Rate  of  $93,750.75  plus  a
                                    cost-of-living    adjustment   obtained   by
                                    multiplying $93,750.75 by the Cost of Living
                                    Adjustment set forth above. In no event shall the Annual Rate for Lease Year #5 be less than the annual rate for Lease Year #4.

     #6  02/01/03-01/31/04          At an  Annual  Rate  of  $93,750.75  plus  a
                                    cost-of-living    adjustment   obtained   by
                                    multiplying $93,750.75 by the Cost of Living
                                    Adjustment set forth above. In no event shall the Annual Rate for Lease Year #6 be less than the annual rate for Lease Year #5.

     #7  02/01/2004-01/31/05        At an  Annual  Rate  of  $93,750.75  plus  a
                                    cost-of-living    adjustment   obtained   by
                                    multiplying $93,750.75 by the Cost of Living
                                    Adjustment set forth above. In no event shall the Annual Rate for Lease Year #7 be less than the annual rate for Lease Year #6.

OPTIONAL LEASE TERM:

     #8  02/01/05-01/31/06          At an  Annual  Rate  of  $78,948.00  plus  a
                                    cost-of-living    adjustment   obtained   by
                                    multiplying $78,948.00 by the Cost of Living
                                    Adjustment set forth above.

     #9  02/01/06-01/31/07          At an  Annual  Rate  of  $78,948.00  plus  a
                                    cost-of-living    adjustment   obtained   by
                                    multiplying $78,948.00 by the Cost of Living
                                    Adjustment set forth above. In no event shall the Annual Rate for Lease Year #9 be less than the annual rate for Lease Year #8.

     #10 02/01/07-01/31/08          At an  Annual  Rate  of  $78,948.00  plus  a
                                    cost-of-living     adjustment   obtained  by
                                    multiplying $78,948.00 by the Cost of Living
                                    Adjustment set forth above. In no event shall the Annual Rate for LeaseYear #10 be less than the annual rate for Lease Year #9.

     #11 02/01/08-01/31/09          At an  Annual  Rate  of  $78,948.00  plus  a
                                    cost-of-living    adjustment   obtained   by
                                    multiplying $78,948.00 by the Cost of Living
                                    Adjustment set forth above. In no event shall the Annual Rate for Lease Year #11 be less than the annual rate for Lease Year
                                    #10.

     #12 02/01/09-01/31/10          At an  Annual  Rate  of  $78,948.00  plus  a
                                    cost-of-living    adjustment   obtained   by
                                    multiplying $78,948.00 by the Cost of Living
                                    Adjustment set forth above. In no event shall the Annual Rate for Lease Year #12 be less than the annual rate for Lease Year
                                    #11.

     #13 02/01/10-01/31/11          At an  Annual  Rate  of  $78,948.00  plus  a
                                    cost-of-living    adjustment   obtained   by
                                    multiplying $78,948.00 by the Cost of Living
                                    Adjustment set forth above. In no event shall the Annual Rate for Lease Year #14 be less than the annual rate for Lease Year
                                    #12.

     #14 02/01/11-01/31/12          At an  Annual  Rate  of  $78,948.00  plus  a
                                    cost-of-living    adjustment   obtained   by
                                    multiplying $78,948.00 by the Cost of Living
                                    Adjustment set forth above. In no event shall the Annual Rate for Lease Year #14 be less than the annual rate for Lease Year
                                    #13.

4.  OPTION TO RENEW.

     a. LESSEE shall have the option to renew this Lease for one (1) additional term of seven (7) years, commencing with 1 February 2005 and ending on 31 January 2012, upon the same terms and conditions (excluding this option to renew) except as provided herein. The annual rent for each option year shall be as specified in Paragraph 3.c. above.

     b.   LESSEE shall  exercise the renewal  option by giving written notice to

          LESSOR of its intention to do so on or before 1 August 2004. Should LESSEE not give notice by this date of its intention to exercise the renewal option, LESSOR may advertise the premises for rent and, during normal business hours, may show the leasehold to prospective new tenants.

CONSTRUCTION:

5.  LESSOR shall make the premises ready for LESSEE's occupancy as follows:

     a. At LESSOR's expense, the following work will be performed in the Leased Premises:

               The Leased Premises shall be fitted out in accordance with the layout shown on the plan attached as Exhibit B.

     b. All work performed by LESSOR under this agreement shall be performed, in good and workmanlike fashion, using materials that meet LESSOR's specifications and the requirements of the applicable Building and Life Safety Codes, and are comparable to those presently used throughout the premises.

     c. The premises shall be conclusively deemed to be ready for LESSEE's fit-up and/or occupancy when LESSOR's work has been substantially completed and the Manchester Building Department has approved or indicated approval for such work to the extent applicable under existing code enforcement procedures. LESSOR shall notify LESSEE in writing when LESSOR's work has been completed. If, for any month beginning with February, 1998, LESSOR is unable to substantially complete its work and to obtain Building Department approval on or before the 5th day of the month, LESSEE shall not be obligated for any of the rent specified for that month in Paragraph 3 above.

     d. LESSEE shall be conclusively deemed to have agreed that LESSOR has performed all of LESSOR's work, and any other work required to be performed at the premises, unless, not later than forty-five (45) days after the commencement date of the Lease LESSEE shall give LESSOR written notice specifying in all respects what obligations have not been performed by LESSOR. To the extent such notice contains items which were to have been completed under the scheduled LESSOR's work, LESSOR will promptly complete such work.

     e. LESSOR will be expending very substantial sums to construct LESSEE s Demised Premises and fit-up according to Exhibit B. The majority of the expenditure will provide for the cost of LESSOR's preparation of the Demised Premises for LESSEE's occupancy, plus the cost of the air conditioning system plus underlayment and carpeting or tile for the entire floor area. The balance, $107,300, is estimated to be the cost of LESSEE's tenant-specific requirements as also laid out on Exhibit
          B. LESSOR agrees to spend a total of $125,000,  including the $107,300
          indicated   above,   on  LESSEE's
          requirements, plus additional construction or installation as specified by LESSEE. Should LESSEE make adjustments to the requirements of Exhibit B, LESSOR will make equitable adjustments to the cost of LESSEE's fit-up. Any resulting reductions in the cost of LESSEE's fit-up will be balanced with equal increases in the value of additional construction or installation as specified by LESSEE. Any resulting increases in the cost of LESSEE s fit-up will be balanced with equal decreases in the value of additional construction or installation as specified by LESSEE.

     f. LESSEE agrees to repay LESSOR for the $125,000 cost of LESSEE's fit-up, plus the additional construction and/or installation, as outlined in e. above, by:

          i.   A payment of $50,000 at the time of the execution of this Lease.

          ii. Fit-up repayment as additional rent in the amount of $3,460.87 per month, beginning with the month of March, 1998, and concluding with the payment for the month of February, 2000. This payment shall be due and payable at the same time and under the same conditions as is provided for rent in Paragraph 3. above and Paragraph 33. below.

6. SECURITY DEPOSIT. LESSEE shall deposit with LESSOR, no later than 1 January 1998, a security deposit of $15,625.13, $2,564.06 of which is acknowledged by LESSOR to be already on deposit with LESSOR as a condition of the execution of the previous Lease, discussed in Paragraph 2.b. above, to be held as additional security for the timely completion of LESSEE's obligations hereunder. LESSOR shall apply $7,812.56 of this deposit towards the rent invoice for the month of February, 1998, subject to the provisions of Paragraph 5.c. above. The remaining deposit sum may be mingled with LESSOR's funds, and LESSOR shall not be required to pay interest thereon, except to the extent required by law. LESSOR may use these funds in the event that LESSEE defaults on any payments, to pay for unpaid rent or additional rent, or to pay for necessary repairs of the Leased Premises which are LESSEE's responsibility.

7. REAL ESTATE TAXES. Subject to the provisions of Paragraph 9. below, LESSOR shall pay all real estate taxes assessed against the Leased Premises.

8.   TAX INCREASES.

     a. For purposes of determining LESSEE's proportionate share of tax increases, the tax year starting 1 April 1998 and ending on 31 March 1999 shall be known as the "Real Estate Tax Base Year."

     b. LESSEE shall pay to LESSOR on or before 1 December 1999 as additional rent such an amount as will equal the increase, if any, over those real estate taxes attributable to the Leased Premises for the "Real Estate Tax Base Year." The share of the increase of taxes attributable to the Leased Premises which

          LESSEE is required to pay shall be 6.1% of the increase of such taxes which LESSOR is required to pay for the entire premises of which the Leased Premises are part, including the building.

     c. In the event that any remodeling or other changes are made in the Leased Premises or elsewhere in the building which affect the amount of taxes, the amounts payable by LESSEE pursuant to the preceding paragraphs will be equitably adjusted upward, if the changes are made in the Leased Premises, or downward if the changes are made elsewhere in the building, to reflect such remodeling or changes.

     d. LESSOR, upon receipt of each year's tax bill, shall also apportion such tax increase on a 12-month basis, and LESSEE shall pay this amount to LESSOR on a monthly basis beginning 1 January 2000.

     e. When the actual tax bill is received for a tax year, LESSOR shall adjust the amount due on the next monthly payment under this provision, so that total payments during the 12-month period reflect LESSEE's actual share of the actual tax increase. In the event that the taxes decline from one year to the next, and LESSEE has overpaid its share of the actual tax increase, if the overpayment is less than one month's apportioned share of the newly calculated tax increase, LESSOR shall apply the amount involved to the first month's payment against the following year's tax increase. If the overpayment is more than one month's apportioned share, the excess shall be allowed as a credit against the next month's rent that shall become due.

9.  HEAT AND INSURANCE.

     a. LESSOR shall supply and pay for heat for the Leased Premises during the regular and usual heating season and provide usual fire and liability insurance. LESSEE shall pay as additional rent 6.1% of any increase in cost of heating (due to increase in the cost of fuel) and insuring the building of which the Leased Premises are a part, over and above the cost incurred by LESSOR to heat the Building for the period beginning 1 October 1997 and 30 September 1998 and to insure the building for the period beginning 1 February 1998 and ending 31 January 1999. Such payments of additional rent for heat and insurance shall be due and payable within thirty (30) days of LESSOR's written notification thereof.

     b. For each year thereafter, LESSOR shall be entitled to bill LESSEE each month thereafter for one-twelfth of the increased costs (an estimated amount based on the prior year s actual cost,) as estimated increased rent. LESSEE will pay this amount promptly. This amount will be recalculated each year after the heat and insurance billings to LESSOR for the year have been received by LESSOR and apportioned to LESSEE. When the billings are received, LESSEE's share of the actual bill will be compared to the total of the estimated increased rent paid during the preceding year and LESSOR shall either bill LESSEE for the additional amount required or shall credit LESSEE's account for the excess paid. If any excess paid is greater than amount due as estimated increased rent for the period beginning at that time, then LESSOR shall promptly pay the difference to LESSEE.

10. WATER. LESSOR shall pay all water charges against the Leased Premises so long as LESSEE does not make any unusual or unreasonable or excessive use of water on the Leased Premises. LESSEE shall not use water for industrial or process purposes unless such use is approved by LESSOR.

11. ELECTRICITY. LESSEE shall pay all charges for electricity used in the Leased Premises. No later than the day LESSEE moves in and actually begins to occupy the entire Leased Premises, or the Commencement Date indicated in Paragraph 2.a. above, whichever occurs first, LESSEE shall have the electrical meter put on LESSEE's account.

12. USE OF PREMISES. LESSEE shall use the Leased Premises only for the following purposes:

     a. Development, assembly, warehousing, distribution and marketing of telecommunications management systems and related products.

     b. No auction, fire, bankruptcy or going-out-of business or similar sales may be conducted within the Leased Premises without the written consent of LESSOR.

     c. LESSEE shall conduct its business solely within the Leased Premises and shall not use the sidewalks, parking areas, or other outside areas adjacent to the Leased Premises for business purposes.

     d.   LESSEE shall not, without the prior written consent of LESSOR:

          i. paint or place any signs on the premises or anywhere in or on the building or grounds, or

          ii. place any curtains, blinds, shades, awnings or aerials or flagpoles or the like in the premises or anywhere in or on the building visible from outside the premises. Landlord reserves the right to disapprove of signs, curtains, blinds, shades or awnings on wholly aesthetic grounds or to require LESSEE to install blinds or shades of a uniform building standard as determined by LESSOR at LESSEE's expense. LESSEE shall pay the expenses involved in the erection of any sign or obtaining of any permit required therefor.

          iii. LESSEE warrants that it shall obtain all necessary permits prior to erecting any such sign and LESSEE shall remove said sign and repair any damages or discoloration at its sole cost on the termination of this Lease.

     e.   LESSEE  will  not  use or  store  flammable  materials  on the  Leased
          Premises.

     f. LESSEE shall be responsible for cleaning its premises and for maintaining them in a clean and orderly fashion. LESSOR shall be responsible for the cleaning of the common areas, including, but not limited to, hallways, stairs, lobbies, landings, elevators, entry ways, building exterior, access ways and parking areas.

     g. All garbage and refuse generated by LESSEE shall be kept in covered containers within the Leased Premises or in an area designated by LESSOR, and shall be prepared for collection in a neat and reasonable manner. LESSEE shall pay the cost of removal of any of LESSEE's refuse or rubbish, which shall be in a manner approved by LESSOR and at reasonable intervals.

     h. The plumbing facilities shall not be used for any other purpose than that for which they are constructed. No foreign substances of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from violation of this provision by LESSEE or any of its agents, invitees or employees shall be borne by LESSEE.

     i. LESSEE shall not deface, overload, injure or otherwise damage the premises or emit odor(s), make excessive noise or vibration, or cool or store food on the premises, excepting the routine storage of employee lunches for consumption the same day.

     j. LESSEE shall not release onto the Leased Premises or into the plumbing facilities any hazardous materials, the release of which is prohibited by any local, state or federal law, ordinance or regulation. Any storage, handling, processing, use, release or discharge of hazardous or controlled materials is totally the responsibility of LESSEE, who hereby indemnifies and holds harmless LESSOR against any claims arising out of such storage, handling, processing, use, release or discharge by LESSEE.

     k. LESSEE will not carry on any trade or occupation or make any use of the premises which is improper, offensive, or is contrary to any law, ordinance, order or regulation of any public authority or insurance inspection or rating bureau or similar organization having jurisdiction, or which might invalidate any insurance policy of LESSEE's or LESSOR's or any other tenant. LESSEE will promptly comply with any such law, ordinance, regulation or requirement, provided that if LESSEE wishes to contest any such compliance, LESSEE shall post such security with LESSOR as LESSOR shall deem adequate pending such contest.

     l. Except as provided in Paragraphs 15. and 17. below, LESSEE will not drill or make holes in the stone or brickwork, except for minor work required as part of its business, and the Leased Premises will not be overloaded, damaged or defaced without the written consent of LESSOR, such consent not to be unreasonably withheld. LESSEE shall be fully responsible to LESSOR for any holes it makes in the stone or brickwork.

     m. LESSEE will observe and comply with, and will cause its employees and agents to observe and comply with the restrictions herein. LESSEE is responsible for monitoring and controlling the conduct of its employees anywhere on LESSOR's premises.

     n. LESSEE will not stack merchandise higher than eighteen inches (18") below sprinklers.

     o. LESSEE will not, in any way, use any space within the building that may be vacant, except for the direct passage of personnel between the Leased Premises and elevators or stairways leading out of the building and direct passage of merchandise, supplies and equipment between the freight elevators and the Leased Premises. This paragraph shall not be construed to prevent the short-term (less than two hours) holding of merchandise, supplies and equipment in the common dock area while it is being on- or off-loaded from common carriers or LESSEE's owned or leased vehicles.

13. CONDITION OF PREMISES. LESSEE is fully familiar with the physical condition of the Leased Premises and the Building. LESSOR has made no representation in connection with the condition of the Leased Premises or the Building. LESSEE takes the Leased Premises and the Building in "as is" condition.

14.  REPAIRS.

     a. LESSOR shall at its own expense keep the interior common areas and the exterior of the Leased Premises, including the roof, in tenantable repair, order and condition, and shall be responsible for all structural repairs. LESSEE shall, at its own expense, keep the interior of the Leased Premises in tenantable repair, order and condition, with the exception of damage or loss as a result of fire or other casualty.

     b. If the elevators or other building components that are of significant benefit to LESSEE break down, LESSOR must repair them as soon as is reasonably possible. In the event of major breakdowns or failures, the repairs must be started, or the planning of the repairs actively started, within five (5) business days after the breakdown or failure occurs, and must be aggressively pursued, during normal business hours, until completed and service or functionality to LESSEE is restored.

     c. If such breakdown or failure is lengthy, LESSEE agrees and LESSOR will work to coordinate the cooperation between LESSEE and other building tenants to allow for periodic passage through LESSEE's leasehold or other tenants leaseholds, as may be appropriate, to allow LESSEE and the other tenants to conduct their businesses. In no case will the failure or inability to repair or restore building components be considered a breach of this Lease unless it shall continue for thirty
          (30) or more consecutive days in the event of major repair requirements or sixty (60) or more consecutive days in the event that building components, such as an elevator, must be substantially replaced.

15. FIXTURES AND IMPROVEMENTS. Any improvements or fixtures installed by LESSEE which are affixed to the real estate by nails, screws, or some other detachable means may be removed upon the termination of this Lease, provided all damage or defacement of the premises caused by such removal is repaired by LESSEE to the satisfaction of LESSOR. Any improvements or fixtures not so removable, or which are not removed prior to the termination of this Lease, shall become the property of LESSOR.

16. MECHANICS' LIENS. LESSEE agrees immediately to discharge (either by payment or by filing of the necessary bond in the full amount of the lien, or otherwise) any mechanics', materialmen's or other liens against the Leased Premises and/or LESSOR'S interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for LESSEE in, upon or about the Leased Premises. LESSEE agrees to give LESSOR prompt notice of the filing of any such liens.

17. ALTERATIONS AND IMPROVEMENTS. LESSEE shall not, without the written consent of LESSOR, make any alterations, or additions to or upon the Leased Premises, except minor alterations which do not materially alter the design or layout of the Leased Premises, or reduce the available usable space, or weaken the structure of the premises or the building in which the premises are located. Any alterations or additions shall be constructed in accordance with all applicable laws and regulations, with the proper permit and in a workmanlike manner.

18. RISK OF LOSS. All property of every kind on the Leased Premises shall be at the sole risk of LESSEE and LESSOR shall not be liable to LESSEE or any other person for any injury, loss, damage, or inconvenience occasioned by any cause whatsoever to said property except the willful or negligent acts or omissions of LESSOR.

19. INDEMNITY. LESSEE agrees to indemnify LESSOR against all injury, loss, damage, liability, or expense arising out of any occurrence upon or about the Leased Premises, except for damage, injury, loss or liability resulting from the sole negligence of LESSOR, its agents or employees.

20.  DAMAGE OR DESTRUCTION.

     a. If, during the term of the Lease, the Leased Premises, or any part thereof, shall be damaged or destroyed by fire, flood, war, or other casualty to an extent that repair or restoration is reasonably estimated to exceed One Hundred Thousand Dollars ($100,000.00) or if the repairs cannot be completed within forty-five (45) days, then either party shall have the right to terminate this Lease by giving written notice of its intention to terminate to the other within forty-five (45) days after such damage or destruction. If neither party so terminates, or if the cost to repair such damage shall be less than One Hundred Thousand Dollars ($100,000.00), then if the damage or destruction results from a hazard covered by the standard fire and extended coverage insurance policy (or such broader coverage as LESSOR actually carries), the premises shall be repaired or restored as soon as reasonably possible by LESSOR.

     b. If the Leased Premises are rendered wholly or partially untenantable by such damage, regardless of the cost to repair, the rent hereunder shall abate until repair or restoration is completed or the Lease is terminated.

     c. LESSEE agrees that it shall keep its improvements, fixtures, merchandise and equipment insured against loss or damage by fire with the usual extended coverage endorsements. It is understood and agreed that LESSEE assumes all risk of damage to its own property arising from any cause whatsoever, including, without limitation, loss by theft or otherwise. LESSEE agrees that it will furnish LESSOR with a certification of the amount of insurance carried by LESSEE and an itemization of all improvements made by LESSEE to the realty with the costs thereof.

21. CONDEMNATION.

     a. In the event that the land and/or Building of which the Leased Premises are a part are wholly or partially taken for any public or quasi-public use by any legally constituted authority, then LESSOR shall have the right to terminate this Lease upon giving written notice of its intention to do so to LESSEE within ninety (90) days of the day of taking. Should LESSOR terminate the Lease under this section, all the rent, including additional rent and charges, as required to be paid by this Lease, shall be paid up to that date with a proportionate refund by LESSOR of any rent paid in advance.

     b. In the event any portion of the land and/or Building of which the Leased Premises are a part are taken by any such authority for any such use, all compensation awarded or paid upon such a taking shall belong to and be the property of LESSOR, and no legal or equitable rights in or to any part of the award shall belong to or be paid to LESSEE. LESSOR agrees to assist LESSEE in efforts to obtain damages for LESSEE.

22. INSURANCE. LESSEE shall maintain and pay for liability insurance, for the benefit of LESSEE and LESSOR, with LESSOR named either as a co-insured or as an additional insured party on LESSEE'S insurance policy, covering the Leased Premises, and any fixtures or appurtenances therein, in insurance companies qualified to do business in New Hampshire, with coverage in amounts not less than One Million Dollars ($1,000,000.00), with respect to injury or damage to one person; Two Million Dollars ($2,000,000.00), with respect to injury or damage by reason of one occurrence; and Two Hundred Thousand Dollars ($200,000.00), with respect to damage to property. LESSEE agrees to provide LESSOR with copies of all insurance policies.

23. ADDITIONAL INSURANCE. LESSEE will not do anything on the said premises to make void or voidable any insurance upon the said premises or building or render necessary any increased or extra premium for the said insurance. In the event of improper maintenance or any other conduct or other activities on the part of LESSEE, the insurance premiums are increased, LESSEE will pay the additional cost thereof, and in the event the conduct of LESSEE'S business results in an increase in insurance premiums to be paid by LESSOR, LESSEE shall pay to LESSOR the amount of such increase.

24. INSURANCE RIGHTS. Each of LESSOR and LESSEE hereby releases the other (and each person and legal entity claiming through each of them) from any and all liability or responsibility to the other (and each person and legal entity claiming through the other) by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage causalities, by sprinkler leakage or otherwise, even if such fire or other casualty or such leakage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. Each of LESSOR and LESSEE agrees that any insurance policies maintained by them will include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the other party pays such extra cost. If extra costs shall be chargeable therefor, each party shall advise the other party thereof and of the amount of the extra cost, and the other party, at its election may pay the same but shall not be obligated to do so.

25. SUBLETTING AND ASSIGNMENT. LESSEE shall not assign this Lease or sublet the whole or any portion of the Leased Premises without the consent of LESSOR, in writing, first obtained, which consent can be withheld by LESSOR in its sole discretion.

     a. Without any limitation of the foregoing, LESSOR reserves the right to withhold its consent if the business of the proposed LESSEE is not, in LESSOR'S sole discretion, compatible with the other tenants or is in conflict with other Lease provisions.

     b. Further, if, for any proposed assignment or sublease, LESSEE receives rent or other consideration either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of the sublease of a portion of the premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, LESSEE shall pay to LESSOR as additional rent hereunder the excess of each such payment of rent or other consideration received by LESSEE promptly after its receipt.

     c. LESSEE agrees to remain primarily and directly liable on all LESSEE obligations hereunder, notwithstanding any assignment or sublease, or any indulgences, waivers, or extensions of time granted by LESSOR to any assignee, or failure to take action against any assignee, hereby waiving notice of any default by any assignee, and agrees that LESSOR may, at its option, proceed against LESSEE without having taken action against or joined any action against any assignee, except that LESSEE shall have the benefit of indulgences, waivers and extension of time granted to any assignee.

     d.   This Lease may be assigned at any time by LESSOR.

26.  PARKING.

     a. Permanent parking for employees of LESSEE shall be limited to ten (10) assigned parking spaces, located immediately adjacent to the 150 Dow Street building, and thirty (30) assigned parking spaces located in the parking lot east of LESSOR's building at 79-89 Dow Street.

     b. LESSEE shall be entitled to additional parking, as required, in the lot located between Gold's Gym and Sanel Auto Parts on Dow Street.

     c. LESSEE'S parking rights are subject to LESSOR'S reasonable rules and regulations.

27. SUBORDINATION. This Lease is made subject to the lien of any mortgage now affecting the Leased Premises. LESSEE agrees that it will from time to time, at the request of LESSOR, subordinate this Lease to any mortgage, deed of trust, assignment by LESSOR, or any other security indenture which may hereafter be placed upon the Leased Premises and to any renewal, modification, replacement or extension of such mortgage, deed of trust, assignment or security indenture, and to any and all advances made or to be made thereunder, provided that, however, any such holder of any such mortgage, deed of trust, or any security indenture shall agree to recognize LESSEE'S rights under this Lease, if Lease is not in default under its obligations.

28. QUIET POSSESSION. LESSOR covenants and warrants that LESSOR has full right and lawful authority to enter into this Lease for the full term hereof, and for all extensions herein provided, and that LESSOR is lawfully seized of the entire premises hereby leased and has good title thereto free and clear of all tenancies, liens and encumbrances. LESSOR further covenants and warrants that if LESSEE shall discharge the obligations herein set forth to be performed by LESSEE, then LESSEE shall have and enjoy, during the term and any renewal or extension hereof, the quiet and undisturbed possession of the Demised Premises for the uses herein described, together with all appurtenances thereto.

29. ENTRY, INSPECTION AND MAINTENANCE. LESSEE shall allow LESSOR or its agents during the term, at reasonable times, to enter and view the Leased Premises, and to make repairs and alterations if it should elect to do so; and LESSOR shall have the right to transmit through the Leased Premises to and from other parts of the Building, or to and from any adjoining building, any agency for light, heat, power, or water used in buildings of similar class, and for that purpose to carry through the premises wires, pipes, and other means for so doing, without damaging or substantially altering LESSEE'S normal use of the Leased Premises. LESSEE also agrees to allow LESSOR or its agents to show the Leased Premises and Building to others, such as potential new tenants, insurance company inspectors or investigators, building and/or life-safety code review inspectors, investigators or enforcement personnel, government agency personnel or those with other not-unreasonable purposes, at reasonable times, provided, however, that showing the Leased Premises to potential new tenants shall occur only with twenty four (24) hours advance notice to LESSEE.

30. AUTHORITY TO LEASE. LESSOR covenants and warrants that LESSOR has full right and lawful authority to enter into this Lease for the full term hereof, and for all extensions herein provided, and that LESSOR is lawfully seized of the entire premises hereby leased and has good title thereto free and clear of all tenancies, liens and encumbrances.

31.  DEFAULT. Each of the following shall be an Event of Default:

     a. If LESSEE shall fail to make payment of rent or other payments required of LESSEE, when such payments are due, and if LESSEE shall fail to cure such failure within ten (10) business days after written notice of default; or

     b. If LESSEE shall fail to perform or observe any of the agreements, covenants or conditions contained herein and if LESSEE shall fail to cure such failure within thirty (30) days after receipt of notice from LESSOR of such failure; or

     c. If the leasehold interest of LESSEE shall be taken on execution or by other process of law which would permit a third party to have possession of the Leased Premises; or

     d. If LESSEE shall be judicially declared bankrupt or insolvent according to law; or

     e. If any assignment shall be made of the property of LESSEE for the benefit of creditors; or

     f. If a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of LESSEE'S property by a court of competent jurisdiction; or

     g. If a petition shall be filed for the reorganization of LESSEE under any provisions of the Bankruptcy Act now or hereafter enacted and such proceeding is not dismissed within sixty (60) days after it is begun; or

     h. If LESSEE shall file a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Act now or hereafter enacted providing a plan for a debtor to settle, satisfy or extend the time for the payments of debts, then, and in any of the said cases (notwithstanding any consent in a former instance), LESSOR lawfully may, immediately, or at any time thereafter, and without demand or notice, enter into and upon the Leased premises or any part thereof and repossess the same as of its former estate and expel LESSEE and those claiming through or under it and remove its effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedy which might otherwise be used for arrears of rent or preceding breach of covenant.

32. INTEREST ON OVERDUE RENTAL PAYMENT. LESSEE agrees to pay LESSOR, in addition to any other amounts called for herein, interest at the rate of one and one-half percent (1-1/2%) per month on any rental or other payment from the date due hereunder until the date actually received by LESSOR; provided, however, that no interest will be charged on any payments which are not more than ten (10) days late.

33. REMEDIES. Upon the occurrence of an Event of Default hereunder, LESSOR may at its option, without notice, either in its own name or as agent of LESSEE, re-let the Leased Premises, or any part thereof, on such terms and for such rent as it may deem expedient or proper, and such re-letting shall not operate as a waiver of any right whatever, which LESSOR would otherwise have to hold LESSEE responsible for the rent previously stated; and in case said premises, or any part thereof shall be re-let as aforesaid, LESSOR shall collect the rent therefor from the person or person to whom the same shall be re-let, and after paying the expenses of such re-letting, and collection, apply what remains from the amount received by it against the amount due or to become due from LESSEE under this Lease; and LESSEE shall pay and discharge all costs, including reasonable attorney's fees and expenses, that shall arise from enforcing covenants, and agreements of this Lease; nevertheless, LESSOR retains the option of recovering as damages a sum, which at the time of termination would represent the difference between the rental value of the Leased Premises and the rent and other payments herein required for the residue of the term, and LESSEE agrees to indemnify LESSOR against any loss of rent and other payments which LESSOR may suffer or incur by reason of such termination during the residue of the said term. No partial payment of rent or any other payments required under this Lease shall be deemed to be in full satisfaction of the amount due unless agreed to in writing by LESSOR.

34. REDELIVERY OF PREMISES. LESSEE shall quietly and peaceably surrender to LESSOR, at the expiration or sooner termination of this Lease, the Leased Premises, and all erections and additions made upon or to the same, and shall leave the Leased Premises in good repair, order and condition in all respects, reasonable use and wear and damage of fire and other casualty not caused by the neglect, default or misuse by LESSEE, only, excepted. Such delivery shall include all keys to the Leased Premises and failure to deliver such keys shall make LESSEE responsible for the expense of lock changes.

35. HOLDOVER. If LESSEE holds over or remains in the possession or occupancy of the Leased Premises after the expiration of the term of this Lease, or after any sooner termination thereof, without any written Lease of the said premises having been made and entered into between LESSOR and LESSEE, such holding over or continued possession or occupancy shall, if the rent is paid by LESSEE and accepted by LESSOR for or during any period of time it so holds over or remains in possession or occupancy, create only a tenancy from month to month at the last monthly rental and upon the terms herein specified which may at any time be terminated by either LESSOR or LESSEE giving to the other party thirty (30) days' notice of such intention to terminate the same.

36. WAIVER. LESSEE covenants with LESSOR that the failure of LESSOR to insist in any one or more instances upon the strict and literal performance of any of the covenants, terms or conditions of this Lease, or to exercise any right of LESSOR herein contained, shall not be construed as a waiver or a relinquishment for the future, of such covenant, term, condition or right, but the same shall continue and remain in full force and effect. The receipt by LESSOR of rent, with knowledge of the breach of any covenant, term or condition hereof, shall not be deemed to be a waiver of such breach, and no waiver by LESSOR of any covenant, term, condition of provision of this Lease, or of the breach there, shall be deemed to have been made by LESSOR, unless expressly acknowledged in writing by LESSOR over its signature.

37. NOTICE. All notices hereunder by LESSOR to LESSEE shall be given in hand or by registered or certified mail, addressed to LESSEE at the Leased Premises or to such other address as LESSEE may from time to time give to LESSOR for this purpose, and all notices by LESSEE to LESSOR shall be given in hand or by registered or certified mail, addressed to 160 Dow Street, Post Office Box 353, Manchester, New Hampshire 03105-0353, or to such other address as LESSOR may from time to time give in writing to LESSEE for this purpose.

38. SUCCESSORS AND ASSIGNS. The respective successors and assigns of LESSOR and LESSEE, subject to the foregoing provisions as to transfers, insolvency or by operation of law or legal process, shall bear the burdens and enjoy the benefits of all of the covenants, terms, conditions, privileges and agreements wherever applicable, contained in or acquired by the provision of this Lease, as if such successors and assigns had been specifically mentioned in each and every case where LESSOR or LESSEE is mentioned, and shall be deemed to be included in each and every one of such covenants , conditions, privileges and agreements, with the exceptions aforesaid. Each LESSOR hereunder shall be liable for the obligations of LESSOR hereunder only during such time as LESSOR shall be LESSOR and with respect to items occurring during such period of ownership.

39. BROKERAGE COMMISSION. LESSEE and LESSOR both represent that they have dealt with no brokers in connection with the consummation of this Lease.

40. INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

41. APPLICABLE LAW. This Lease shall be governed by the laws of the State of New Hampshire.

     a. In the event of default on the part of LESSEE under the terms of this Lease, LESSOR shall be entitled to choose the forum LESSOR deems appropriate for purposes of enforcing its rights under this agreement and collecting any sums due LESSOR hereunder. Specifically, LESSOR shall be able to, at LESSOR's option, pursue collection and enforcement in the appropriate District or Superior Court, or LESSOR shall be entitled to pursue binding arbitration at LESSOR's sole determination.

     b. If LESSOR decides to submit any dispute between the parties pertaining to this Lease to binding arbitration, LESSOR shall still be entitled to prejudgment attachment remedies in District or Superior Court for purposes of securing any future judgment obtained through the arbitration process. Such arbitration proceedings shall take place in Manchester, New Hampshire. LESSOR shall, in the first instance, have the right to select an arbitrator from the American Arbitration Association, with said arbitration to be governed under the rules of the American Arbitration Association. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures in effect as promulgated by the American Arbitration Association.

     c. LESSOR shall be entitled to all reasonable fees and costs incurred by LESSOR, related to the enforcement and/or collection under the terms of this Lease, regardless of whether or not suit is commenced or arbitration is instituted, including, but not limited to, reasonable attorney's fees.

     d. In the event that LESSEE initiates an action against LESSOR, whether by suit or by arbitration, LESSEE shall be required to bring such action in the appropriate forum in New Hampshire.

42. MARGINAL HEADINGS. The marginal notes used as headings for the various articles of this Lease, and any Table of Contents or Index which may be attached to this Lease, are used only as a matter of convenience for reference, and are not to be construed as part of this Lease or to be used in determining the intent of the parties to this Lease.

43. MISCELLANEOUS. This Lease is to be construed as a New Hampshire Lease; is to take effect as a sealed instrument; sets forth the entire agreement between the parties; is binding upon and inures to the benefit of the parties hereto and their respective heirs, devisees, executors, administrators, successors and assigns, and may be cancelled, modified, or amended only by written instrument signed by both LESSOR and LESSEE.

    IN WITNESS WHEREOF, LESSOR has signed and sealed this instrument, and LESSEE has caused this instrument to be signed and sealed on the day and year first above written.



In the Presence Of:                         ONE DOW COURT, INC.


_______________________                     By: ________________________________

                                            Title: _____________________________




   XIOX CORPORATION



_______________________                     By: ________________________________

                                            Title: _____________________________